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                                                                 Exhibit 24(b)



                                 CERTIFICATION


                 I, Lawrence J. Carlini, hereby certify that I am the Secretary of Society Corporation, a corporation duly organized under the laws of the State of Ohio, that I have in my possession the corporate records regarding the Corporation, and that attached hereto is a true and correct copy of the resolution duly adopted by the Executive Committee of the Board of Directors of such Corporation at a meeting thereof duly called and held on January 20, 1994, at which meeting a quorum of the Board was present throughout, and that such resolutions have not been rescinded and are in full force and effect.

                 IN WITNESS THEREOF, the undersigned has hereunto put his hand and the seal of this Corporation on this 20th day of January, 1994.





                                                   /s/ Lawrence J. Carlini
                                                   ----------------------------
                                                   Lawrence J. Carlini
                                                   Secretary
                                                   Society Corporation
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Resolution adopted by the Executive Committee of the Board of Directors of
Society Corporation on January 20, 1994.


                 RESOLVED, that in connection with the consummation of the merger of KeyCorp and the Corporation, the Corporation's Dividend Reinvestment and Cash Payment Plan (the "Plan") be (a) combined with KeyCorp's Dividend Reinvestment and Stock Purchase Plan and (b) amended (or a new plan adopted) which incorporates such combination and the following: a minimum optional cash payment of $10.00 and a maximum optional cash payment of $10,000.00 per month; the elimination of preferred stockholders as eligible participants in the Plan; a new employee stock purchase feature pursuant to which an Eligible Employee (as would be defined in the Plan) may join and participate in the Plan through payroll deduction of up to a ten percent purchase price discount; such other terms as the officers of the Corporation deem necessary or advisable (provided, however, the employee stock purchase feature may be part of the Plan as amended, or it may be a separate plan, all as may be determined by the officers of the Corporation).

                 FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized to approve amendments to the Plan, or the form of new plan or plans, as authorized above, together with any other related or corresponding amendments to the Plan that such officer may determine to be necessary or desirable.

                 FURTHER RESOLVED, that, in addition to the 400,000 Common Shares currently authorized to be issued and sold under the Plan, the Corporation is hereby authorized to issue and sell up to 400,000 additional Common Shares pursuant to the Plan as amended and that the officers of the Corporation be and each of them is hereby authorized to cause to be issued from time to time up to an aggregate amount of 800,000 Common Shares in connection with the Plan; provided, however, if the employee stock purchase feature is adopted as a separate plan, the officers of the Corporation are authorized to allocate such authorized Common Shares between the Plan as amended and the separate employee stock purchase plan in such manner as they determine advisable.
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                 FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized, for and on behalf of the Corporation, to prepare or cause to be prepared and to execute and file with the Securities and Exchange Commission (the "Commission") such registration statements or amendments to existing registration statements (on such form or forms as are applicable) under the Securities Act of 1933, as amended (the "1933 Act"), and to do or cause to be done all things necessary or advisable to effect registration under the 1993 Act of the Common Shares authorized above to be issued and to be sold under the Plan.

                 FURTHER RESOLVED, that Robert W. Gillespie, Roger Noall, and Lawrence J. Carlini be and each of them are hereby appointed as the attorney-in-fact of the Corporation with full power of substitution and resubstitution, for and in the name, place, and stead of the Corporation, to sign and file: (A) any and all registration statements on Form S-3, Form S-8, or such other forms as may be appropriate and such amendments as may be, in their judgment, appropriate, with respect to the Common Shares or other securities issuable pursuant to the above resolutions, (B) any and all amendments, post-effective amendments, and exhibits thereto, and (C) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registrations, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to effect such registrations, and that such officers be and each of them are hereby authorized and directed, for and on behalf of the Corporation, to execute a power of attorney evidencing the foregoing appointment of attorney.

                 FURTHER RESOLVED, that the officers of the Corporation are hereby authorized in connection with the proposed offering of the Common Shares, to take any action which they may deem necessary or advisable to effect the registration or qualification (or exemption therefrom) of such Common Shares under the securities or blue sky laws of any of the States of the United States of America to carry out such offering, and, in connection therewith, to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, notices, and other papers and instruments to post bonds or otherwise give security as may be required under such laws, and to take all such further action as any of them may deem necessary or advisable to maintain such registration or qualification or exemption therefrom for as long as they may deem necessary or required by law.
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                 FURTHER RESOLVED, that the officers of the Corporation are hereby authorized to execute and file irrevocable written consents to service of process in all States of the United States of America where such consents may be requisite or advisable under the securities law thereof in connection with the registration, qualification, or exemption of the Common Shares and to appoint the appropriate person as agent of the Corporation for the purposes of receiving and accepting process.

                 FURTHER RESOLVED, that any form of additional resolution relating to any of the foregoing resolutions appropriate to or required by law, regulation, or a regulatory agency, be and it is hereby adopted and that the Secretary and each Assistant Secretary of the Corporation be and each of them are hereby authorized to certify as having been adopted by this Executive Committee such form of authorizing resolution required in accordance with the foregoing, provided that a copy of each such form of resolution so certified shall be attached to the minutes of this meeting.

                 FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized to execute any and all additional documents and take any and all additional action necessary to carry out the provisions of the foregoing resolutions.